UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

DENMARK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street P.O. Box 130 Denmark, Wisconsin	54208-0130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (920) 863-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 8, 2010, the Board of Directors of Denmark Bancshares, Inc. ("Denmark") passed a resolution by unanimous consent, at the direction of the Federal Reserve Bank of Chicago (the "Reserve Bank"), restricting Denmark from declaring or paying corporate dividends, increasing debt or issuing trust preferred obligations, or redeeming its common stock without first providing 30 days notice and receiving prior written approval from the Reserve Bank.

On June 3, 2010, Denmark received the approval of the Reserve Bank to declare and pay a semi-annual dividend of $7.25 per share on July 1, 2010 to shareholders of record as of June 8, 2010. A copy of the press release issued by Denmark on June 15, 2010 announcing the dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2010 DENMARK BANCSHARES, INC.

By:

Dennis J. Heim

Vice President and Treasurer, Principal

Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued June 15, 2010.

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